Date of Purchase
Fund Name
SSC Fund code
Money Manager
CUSIP
Issuer
Broker
Underwriter(s)
Affiliated Underwriter in the Syndicate
Amount of Purchase ($)
Amount of Offering ($)
Purchase Price Net of Fees and Expenses
Offering Price at Close of First
Business Day
Commission, Spread or Profit
02/20/09
RIF Core Bond Fund
GUE3
Goldman Sachs Asset Management, L.P.
224044BV8
Cox Communications Inc.
JP Morgan Securities
Barclays Capital, JP Morgan,
Royal Bank of Scotland, Wachovia Securities ,
Goldman Sachs & Co.
Goldman Sachs & Co.
$175,000
$1,250,000,000
$99.613
$99.613
0.874%
03/17/09
RIF Core Bond Fund
GUE3
Goldman Sachs Asset Management, L.P.
717081DB6
Pfizer, Inc
JP Morgan Securities
Banc of America Securities LLC;
Barclays Capital; Citi; Credit Suisse;
DB Securities, Inc.; Goldman Sachs & Co.; H
SBC Securities; JP Morgabn; Mitsubishi;
UFJ Securities; RBS Greenwich Capital;
Santander Investment Securities; UBS
Securities
Goldman Sachs & Co.
$450,000
$3,250,000,000
$99.899
$99.899
0.45%
03/25/09
RIF Core Bond Fund
GUE3
Goldman Sachs Asset Management, L.P.
715638AW2
Republic of Peru
JP Morgan Securities
JP Morgan Securities; Goldman Sachs & Co.
Goldman Sachs & Co.
$180,000
$1,000,000,000
$99.500
$99.500
0.20%